Exhibit 16.1

                      ROSENBERG RICH BAKER BERMAN & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS
                                380 FOOTHILL ROAD
                           BRIDGEWATER, NJ 08807-0483
                                    ---------

                               TEL: (908) 231-1000
                               FAX: (908) 231-6894

United States Securities and Exchange Commission
450 5th Street NW
Washington, DC  20549

Dear Sir or Madam:

WE HAVE READ ITEM 4 OF FORM 8-K DATED JULY 29, 2004, OF UNIVERSAL EXPRESS, INC., AND ARE IN AGREEMENT WITH THE STATEMENTS WHICH STATE THAT SINCE WE WERE ENGAGED BY THE REGISTRANT ON OCTOBER 30, 2001, THERE WERE NO DISAGREEMENTS BETWEEN THE REGISTRANT AND RRBB ON ANY MATTER OF ACCOUNTING PRINCIPLES OR PRACTICES, FINANCIAL STATEMENT DISCLOSURE OR AUDITING SCOPE OR PROCEDURE WHICH, IF NOT RESOLVED TO THE SATISFACTION OF RRBB WOULD HAVE CAUSED RRBB TO MAKE REFERENCE TO THE MATTER IN ITS REPORTS ON THE REGISTRANT'S FINANCIAL STATEMENTS.

WE HAVE NO BASIS TO AGREE OR DISAGREE WITH OTHER STATEMENTS OF THE REGISTRANT CONTAINED THEREIN.

IF YOU HAVE ANY QUESTIONS OR NEED ADDITIONAL INFORMATION, PLEASE CALL ME AT 908-231-1000.


/s/ ROSENBERG RICH BAKER BERMAN & COMPANY, P.A.
Certified Public Accountants

Bridgewater, New Jersey
August 19, 2004